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                               OFFER TO PURCHASE
                                    UNITS OF
                            ML MEDIA PARTNERS, L.P.
                                      FOR
                                 $950 PER/UNIT
               (Subject to the terms and conditions of the Offer)

                               SMITHTOWN BAY, LLC
                      c/o MAVRICC Management Systems, Inc.
                              Post Office Box 7090
                           Troy, Michigan 48007-7090

           Smithtown Bay, LLC in not an affiliate of the Partnership, the General Partner of the Partnership or Merrill Lynch.

                            ------------------------

             Please read carefully the enclosed Offer to Purchase.

                            ------------------------

   To accept the Offer, please carefully follow the enclosed Instructions and return your duly executed Agreement of Transfer and Sale in the envelope provided.

  If you have any questions or need assistance in completing the Agreement of
                               Transfer and Sale,
           please call the Depositary for the Offer at 1-800-500-3243

                                                                January 27, 1999